UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 16, 2016
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EZCORP, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	0-19424	74-2540145
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2500 Bee Cave Road, Rollingwood, Texas 78746
(Address of principal executive offices) (zip code)
Registrant’s telephone number, including area code: (512) 314-3400
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 — Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)
On March 16, 2016, the Compensation Committee of the Company’s Board of Directors (the “Committee”) took the following actions with respect to the EZCORP, Inc. 2010 Long-Term Incentive Plan (the “Plan”). The Plan, among other things, permits the Company to provide incentive compensation awards to employees, consultants and directors based on the Company’s Class A Non-Voting Common Stock (the “Class A Stock”).

(1)
The Committee canceled a restricted stock award covering 600,000 shares of Class A Stock previously granted to Stuart I. Grimshaw (Chief Executive Officer) and an award of 120,000 shares previously granted to Lachlan P. Given (Executive Chairman). These awards were specified in the executives’ offer letters (dated August 6, 2014, in the case of Mr. Grimshaw, and August 12, 2014, in the case of Mr. Given) and were originally designed to vest over a six-year period in specified amounts if the per-share trading price of the Class A Stock achieves specified levels ranging from $15 to $80. In order to better align the performance incentives for all of the Company’s executives, the Compensation Committee determined to cancel these multi-year awards and permit Mr. Grimshaw and Mr. Given to participate in the annual long-term incentive program consistent with the program offered to the other executives (as described below).

(2)
The Committee approved long-term incentive awards for fiscal 2016. The approved awards will be granted to a total of 31 Plan participants (including the Executive Officers) and will consist of restricted stock units (“Units”) covering an aggregate of 1,487,926 shares of Class A Stock. The number of Units awarded to each participant was determined based on the participant’s “Participation Value” (generally a multiple of base salary ranging from 60% to 200%) divided by $6.17 (the trading price of the Class A Stock as of October 1, 2015, the beginning of fiscal 2016).

The Units are subject to performance-based vesting after a three-year performance period (covering fiscal 2016, 2017 and 2018), as follows:

•	Unless the performance objectives are achieved at a specified threshold level, no Units will vest.

•	If the performance objectives are achieved at or above the threshold level but less than the specified target level, then 50% of the Units will vest.

•	If the performance objectives are achieved at or above the target level, then 100% of the Units will vest.
Each vested Unit will represent the right to receive one share of Class A Stock at the time of vesting (which will be at the end of the three-year performance period).
The stated performance objectives for the fiscal 2016 awards consist of a combination of EBITDA growth and debt reduction.
The approved awards include the following awards to the Named Executive Officers:

Named Executive Officer	Participation Value (% of Base Salary)	Number of Units

Stuart I. Grimshaw	$2,000,000 (200%)	324,149
Chief Executive Officer

Mark Ashby	$700,000 (100%)	113,452
Chief Financial Officer

Lachlan P. Given	$600,000 (100%)	97,245
Executive Chairman

Thomas H. Welch, Jr.	$410,000 (100%)	66,451
Senior Vice President,
General Counsel and Secretary

Jodie E. B. Maccarrone	$360,000 (90%)	58,347
Chief Strategy Officer,
Vice Chair — Grupo Finmart

(3)
The Committee approved the addition of 185,026 shares to the Plan and recommended that the full Board do the same. These additional shares, along with uncommitted shares currently in the Plan (including the shares that became available as a result of the cancellation of the awards described in (1) above), will be sufficient to cover the fiscal 2016 awards. The addition of shares to the Plan was subsequently approved by the Board of Directors.

Item 5.07 — Submission of Matters to a Vote of Security Holders
Effective March 21, 2016, the sole holder of the company’s Class B Voting Common Stock (the "Voting Stockholder") approved an amendment to the Plan to increase the number of shares of Class A Stock that the Company is authorized to issue under the Plan by 185,026 shares. Specifically, the amendment amends Section 3.1 of the Plan to read as follows:
"The number of Authorized Shares shall be 3,485,649, which includes (a) 1,500,000 shares that were authorized upon adoption of the Plan on May 1, 2010, (b) 75,750 shares that, under the terms of the Plan, were carried over from the 2006 Plan, (c) 643,743 shares that were authorized and added to the Plan effective February 20, 2015, (d) 1,081,200 shares that were authorized and added to the Plan effective March 23, 2015 and (e) 185,026 shares that were authorized and added to the Plan effective March 21, 2016."
As noted above, this amendment was approved by the Compensation Committee and the Board of Directors prior to submission to the Voting Stockholder.
A copy of the amended and restated Plan is filed as Exhibit 10.1 to this Report.
On March 21, 2016, there were 2,970,171 shares of the company's Class B Voting Common Stock outstanding, all of which are held by MS Pawn Limited Partnership.
Item 9.01 — Financial Statements and Exhibits
(d) Exhibits.

99.1	Amended and Restated EZCORP, Inc. 2010 Long-Term Incentive Plan, effective March 21, 2016
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EZCORP, INC.

Date:	March 22, 2016	By:	/s/ Thomas H. Welch, Jr.
Thomas H. Welch, Jr.
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Amended and Restated EZCORP, Inc. 2010 Long-Term Incentive Plan, effective March 21, 2016